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                                 FIRST AMENDMENT
                                     TO THE
                                DIRECTOR DEFERRED
                                COMPENSATION PLAN

                             UNITED NATIONAL BANCORP

               Upon mutual consent and for valuable consideration hereby recognized, this First Amendment, dated May 1, 2001, to the Director Deferred Compensation Plan ("Plan") for United National Bancorp, which went into effect October 1st, 1997, is for the purpose of amending the plan as follows:

               1.17 "Interest Factor" means monthly compounding or discounting, as applicable, at a rate determined annually in accordance with the following: the Interest Factor shall be equal to the greater of (i) eight percent (8%) or
(ii) the annual rate of return on equity for the Bank for the immediately preceding year minus five percent (5%), provided, however, that '(ii)' shall only be applicable if the Holding Company's tier one capital ratio is equal to or greater than the well capitalized ratio, currently at six percent (6%).

               All other provisions of the Director Deferred Compensation Plan for United National Bancorp, which are not specifically modified by this First Amendment, are hereby incorporated and shall remain in full force and effect.

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